EXHIBIT 99.1
Blue Hills Bancorp, Inc. Reports 2015 Fourth Quarter and Annual Earnings
Diluted earnings per share of $0.09 for the quarter and $0.28 for the year

NORWOOD, Mass.--(BUSINESS WIRE)-Blue Hills Bancorp, Inc. (the “Company” or "Blue Hills Bancorp") (NASDAQ: BHBK), the parent of Blue Hills Bank (the "Bank"), today announced net income of $2,412,000, or $0.09 per diluted share, for the fourth quarter of 2015 compared to net income of $1,810,000, or $0.07 per diluted share for the third quarter of 2015. Net income for the fourth quarter of 2014 was $2,563,000, excluding a gain related to death benefits received on bank-owned life insurance. On a GAAP basis, net income in the fourth quarter of 2014 was $2,745,000. Earnings per share on both a GAAP and non-GAAP basis was $0.10 in the fourth quarter of 2014.

For the year ended December 31, 2015, net income was $7,227,000, or $.28 per diluted share, compared to net income, excluding certain nonrecurring items, of $4,595,000 for the year ended December 31, 2014. Blue Hills Bancorp was not a publicly traded company for all of 2014 and, as a result, earnings per share is not applicable for the full year of 2014. The Company had a net loss on a GAAP basis in 2014 of $183,000 (see page 15 for a reconciliation of GAAP to non-GAAP measures).

2015 HIGHLIGHTS

•
In July, the Company announced a stock repurchase program of up to 5%, or 1,423,340 shares, of the Company’s issued and outstanding shares. During the third and fourth quarters of 2015, the Company repurchased 929,300 shares under this program at an average price per share of $14.08.

•	During the second half of 2015 the Company declared the first two quarterly cash dividends on its common stock. Each dividend was two cents per share.

•
Loans grew 34% to $1.5 billion at December 31, 2015 from the end of 2014 as the Company continued to execute on its balance sheet diversification strategy through an expansion of the residential mortgage, commercial real estate and commercial business loan portfolios.

•
The Company continued to expand its residential mortgage capabilities and, in 2015, originations totaled $272 million, up 16% from 2014 and up 54% from 2013. In early 2016, the Company opened a mortgage loan production office in Cambridge, MA and is in the process of opening one in Franklin, MA.

•	Maintained strong asset quality with net chargeoffs for the year less than 0.01% of average loans. The allowance/loans ratio ended the year at 1.11%.

•
Opened a new branch office in Westwood, MA in October 2015. Deposits at the branch rose to $42 million at December 31, 2015. A branch was opened in Milton, MA during the fourth quarter of 2014 and deposits rose to $43 million at December 31, 2015 from $15 million at the end of 2014. Current plans call for the opening of a new branch in the fast-growing Seaport District of Boston later in 2016.

•
Took actions to increase commercial deposits including an expansion of the cash management team and related capabilities, as well as introducing a new online banking platform for small businesses that makes it easier for customers to bank online. Commercial deposits grew 17% from the end of 2014 to $263 million at December 31, 2015.

•	The Company recently established a Government Banking division to focus on attracting municipal deposits.

•	Expanded brand awareness with a multimedia advertising campaign with the Boston Globe.

•
The Company made donations in excess of $1 million in both 2015 and 2014 to various non-profits reflecting the Company's active involvement in the communities it serves. The bulk of the donations were made through the Blue Hills Bank foundations which support non-profits in the fields of education and the arts, health and human services, affordable housing and community services.

Commenting on the Company's results, William Parent, President and Chief Executive Officer of Blue Hills Bancorp, said "Thanks to the efforts of our dedicated employees, 2015 was a very successful year for Blue Hills Bancorp. As total assets moved above the $2 billion mark, loans grew 34% during the year and our disciplined approach to credit is reflected in our solid credit quality ratios. Customer deposits were up 11% from the end of 2014 helped by strong growth in the Milton Branch, which was opened in the fourth quarter of 2014, a very encouraging first quarter performance turned in by our newest branch in Westwood, which opened in October 2015, and a higher level of commercial deposits. Our balance sheet has been positioned to benefit from rising rates and the Fed's first rate hike in December should make a positive contribution to net interest margin in 2016. We also stepped up the pace of our share repurchase program in the fourth quarter as we continue to return capital to shareholders via buybacks and dividends. As we head into 2016, we hope to build upon the positive momentum achieved in all of our businesses over the past few years."

BALANCE SHEET
Compared to September 30, 2015, total assets grew $180 million, or 9%, to $2.1 billion at December 31, 2015. The increase was due to loan growth as total loans increased $173 million, or 13%, to $1.5 billion at December 31, 2015 due to increases across all portfolios. Commercial real estate loans increased $62 million, or 13%, while the residential mortgage portfolio was up $61 million, or 11%. In addition, construction loans increased $25 million, or 46% and the commercial business portfolio grew $19 million, or 11%. Asset categories other than loans had only minor changes during the fourth quarter.

Compared to December 31, 2014, total assets increased $386 million, or 22%. Loans also drove the growth in total assets in this comparison, increasing $394 million, or 34%. By category, commercial real estate loans were up $174 million, or 45%; residential mortgages were up $140 million, or 30%; commercial business loans were up $31 million, or 21%; and construction loans increased $26 million, or 49%. Home equity loans and consumer loans were up $16 million and $6 million, respectively.
The combined balance of available-for-sale and held-to-maturity securities at December 31, 2015 was $432 million compared to $416 million at the end of 2014. As previously disclosed, on July 31, 2015 the Company reclassified almost $200 million of securities available for sale to the held to maturity designation. Held-to-maturity investments are investments that management has the positive intent and ability to hold to maturity. The increase in securities from the end of 2014 was driven by a higher level of corporate bonds.

Compared to September 30, 2015, deposits grew $89 million, or 7%, to $1.4 billion at December 31, 2015. The increase from the third quarter was mainly driven by growth in brokered certificates of deposit of $51 million and money market deposits of $26 million. The growth in money market deposits was due, in part, to promotional rate programs. Deposit growth from the end of the third quarter was helped by the opening of the Company's newest branch in Westwood partly offset by a seasonal decline in deposits at the Nantucket branches. Short-term borrowings increased $90 million and long-term debt grew $10 million from September 30, 2015 as these increases helped to fund the loan growth achieved during the fourth quarter.

Compared to December 31, 2014, deposits grew $221 million, or 18%. By category, the more significant increases were seen in money market deposits, which were up $88 million, brokered certificates of deposits, which were up $78 million, and NOW & demand deposits, which were up $43 million. Deposit growth from a year ago was helped by the new Westwood branch that was opened in the fourth quarter of 2015 and further growth in deposits from the Milton branch that was opened in the fourth quarter of 2014. Short and long-term borrowings grew $165 million and $20 million, respectively, from the end of 2014 which helped support the growth in the loan portfolio.

Stockholders’ equity was $399 million at December 31, 2015 compared to $408 million at September 30, 2015 and $412 million at December 31, 2014. The decline in stockholders' equity in both comparisons reflects share repurchases, the payment of common stock dividends, and a lower level of other comprehensive income that was mainly due to a drop in the value of available-for-sale-securities.

On July 22, 2015, the Company announced that the Board of Directors authorized and regulators approved a stock repurchase program pursuant to which the Company intends to purchase up to 1,423,340 shares of its common stock, which represents approximately 5% of the Company's issued and outstanding shares. During the fourth quarter of 2015, the Company repurchased 612,800 shares at an average price of $13.99 for a total cost of $8.6 million. For all of 2015, the Company repurchased 929,300 shares of common stock at an average price per share of $14.08 for a total cost of $13.1 million.  Repurchased shares are returned to the status of authorized but unissued shares. The Company had 494,040 shares remaining to repurchase at December 31, 2015 under this authorization. In addition, at the Company’s 2015 Annual Shareholders Meeting held on September 3, 2015, shareholders approved the Company's 2015 Equity Incentive Plan and on October 7, 2015, the Company granted 983,175 restricted stock awards and 2,434,000 stock options subject to vesting provisions. The Company intends to utilize repurchased shares of common stock to satisfy stock awards made under the Equity Incentive Plan, which the Company has the authority to do without further regulatory approval.

NET INTEREST AND DIVIDEND INCOME
Net interest and dividend income on a fully taxable equivalent basis was $14.7 million in the fourth quarter of 2015, up $1.4 million, or 10%, from $13.3 million in the third quarter of 2015. Net interest margin on a fully taxable equivalent basis improved to 3.04% in the fourth quarter from 2.96% in the third quarter. The improvement in net interest income and margin reflects a $557,000 increase in dividends from mutual fund investments and a $161,000 increase in purchase accounting accretion related to the January 2014 Nantucket Bank acquisition. Mutual fund dividends were $2.1 million in the fourth quarter and added 37 basis points to net interest margin compared to $1.5 million in the third quarter which added 27 basis points to net interest margin. Accretion in the fourth quarter of 2015 contributed $303,000 to net interest income and 7 basis points to net interest margin compared to $142,000 and 4 basis points, respectively, in the third quarter of 2015. The $2.6 million remaining balance of accretable yield at December 31, 2015 will be recorded to net interest income in future quarters. In addition, the improvement in net interest income was helped by a $133 million, or 10%, increase in average loans driven by growth in all loan categories, with the largest increases in commercial real estate and residential mortgage loans. Net interest income and margin were negatively impacted by a 2 basis point increase in the cost of interest-bearing liabilities. Excluding the impact of mutual fund dividends and purchase accounting accretion from both quarters, net interest income on a fully taxable equivalent basis increased $647,000, or 6%, to $12.3 million in the fourth quarter of 2015 while net interest margin declined 4 basis points from the third quarter to 2.61%.

Compared to the fourth quarter of 2014, net interest and dividend income on a fully taxable equivalent basis increased $2.0 million, or 16%, while net interest margin declined 5 basis points. The improvement in net interest income reflects a $301 million, or 26%, increase in average loans driven mainly by higher levels of commercial real estate, residential mortgage, and commercial business loans. Net interest income and margin also benefited from an 18 basis point increase in the securities yield, excluding mutual fund dividends, to 2.37% in the fourth quarter of 2015 reflecting the repositioning of the debt securities portfolio as the Company shifted away from US Treasury bonds and added mortgage-backed securities and corporate bonds. Mutual funds dividends exceeded $2.0 million in both quarters but were down $87,000 from the fourth quarter of 2014. Net interest income and margin were also negatively impacted by a 5 basis point drop in loan yield and a 5 basis point increase in the cost of interest-bearing liabilities reflecting competitive pricing pressures and promotional rate programs. The yield on loans declined due to the low rate environment and competitive pricing pressures, partially offset by the impact of purchase accounting accretion related to the January 2014 Nantucket Bank acquisition. Excluding the impact of mutual fund dividends and purchase accounting accretion from both quarters, net interest income on a fully taxable equivalent basis increased $2.0 million, or 19%, to $12.3 million while net interest margin improved 4 basis points from the fourth quarter of 2014 to 2.61%.

NONINTEREST INCOME
Noninterest income was $2.3 million in the fourth quarter of 2015, up $630,000, or 37%, from the third quarter. The increase was mainly due to miscellaneous income and loan level derivative fee income as follows:

•	Miscellaneous income improved to income of $327,000 in the fourth quarter from an expense of $116,000 in the third quarter. As has been the case in most quarters, the biggest factor behind the change in miscellaneous income relates to the portfolio of commercial loan customer interest rate swap contracts where customers opt to convert their loans from floating to fixed rate via interest rate swaps. While fee income from these contracts is recorded to loan level derivative fee income, GAAP dictates that the Company must mark these contracts to fair value over the life of each swap and these valuation marks are reflected in miscellaneous income. During the fourth quarter, the Company recorded positive credit valuation marks on these contracts as interest rates increased while in the third quarter the Company recorded negative credit valuation marks as interest rates declined. While these interest rate marks create quarterly volatility in operating results, barring unforeseen credit-related circumstances there is no net impact to earnings over the life of each contract. There were no other items of significance impacting the comparison of miscellaneous income with the third quarter.

•
Loan level derivative fee income was $833,000 in the fourth quarter compared to $513,000 in the third quarter. Revenue in this category can be volatile since it is a function of the amount of commercial loans that customers opt to convert from floating to fixed rate via interest rate swaps in any given quarter.

Compared to the fourth quarter of 2014, noninterest income increased $212,000, or 10%, excluding a $182,000 bank-owned life insurance death benefit recognized in the fourth quarter of 2014. Loan level derivative income increased $676,000, or 431%, reflecting a higher number of commercial loan customers opting to convert from floating to fixed rate via interest rate swaps. This increase was partially offset by a $289,000, or 67%, drop in securities gains and a $254,000, or 85%, decline in mortgage banking income. The latter was due to the absence of gains on the bulk sale of jumbo residential mortgage loans recorded in the prior year as well as a decline in gains from the sale of conventional loans.

NONINTEREST EXPENSE
Noninterest expense was $11.9 million in the fourth quarter of 2015, up $1.1 million, or 10%, from the third quarter. As previously disclosed, at the Company’s 2015 Annual Shareholders Meeting held on September 3, 2015 shareholders approved the Company's 2015 Equity Incentive Plan and, on October 7, 2015, the Company granted 983,175 restricted stock awards and 2,434,000 stock options subject to vesting provisions. The fourth quarter includes charges of $1.1 million related to the Equity Incentive Plan awards of which approximately 80% is included in salaries and benefits expense and the remainder in directors' fees. The fourth quarter of 2015 represents the first quarter in which the Company recorded expenses related to the Plan. In addition, noninterest expense increased from the third quarter due to higher levels of professional fees, advertising, and other expense, as well as a full quarter of expense for the new Westwood branch. These increases were partially offset by a downward adjustment made to non-equity related incentive compensation expense recorded in the fourth quarter, which was made after the Company conducted a review of its overall compensation program in light of the awards made under the Equity Incentive Plan.

Compared to the fourth quarter of 2014, noninterest expense increased $1.2 million, or 11%. As was the case with the comparison to the third quarter of 2015, the major factor driving this increase is the recording of $1.1 million of expense in the fourth quarter of 2015 related to the awards under the Equity Incentive Plan. Also contributing to the increase were higher levels of occupancy and equipment expense, professional fees, advertising, and other expense, as well as expenses related to the new Westwood branch. Partially offsetting these increases were the impact of the aforementioned downward adjustment made to non-equity incentive compensation expense recorded in the fourth quarter of 2015 and a decline in FDIC deposit insurance expense.

ASSET QUALITY
The provision for loan losses was $1.9 million in the fourth quarter of 2015 compared to $1.3 million in the third quarter of 2015 and $270,000 in the fourth quarter of 2014. The increase in the provision from the third quarter reflects (1) a specific reserve of approximately $400,000 established against loans secured by one income property and (2) growth in the loan portfolio during the fourth quarter of 2015. The provisions in all quarters reflect management’s assessment of risks inherent in the loan portfolio. The Company had net loan recoveries of $71,000 in the fourth quarter of 2015 compared to net chargeoffs of $13,000 in the third quarter of 2015 and $19,000 in the fourth quarter of 2014. For all of 2015, net chargeoffs were $40,000 compared to $80,000 in 2014.

Nonperforming assets were $10.7 million at December 31, 2015 compared to $5.0 million at September 30, 2015 and $4.5 million at December 31, 2014. The growth in nonperforming assets from prior periods was mainly due to the loans secured by one income property referred to above, which aggregate to $4.6 million. Nonperforming assets as a percentage of total assets were 0.51% at December 31, 2015, 0.26% at September 30, 2015, and 0.26% at December 31, 2014.

The allowance for loan losses as a percentage of total loans was 1.11% at December 31, 2015 compared to 1.10% at September 30, 2015 and 1.13% at December 31, 2014. The allowance for loan losses as a percentage of nonperforming loans was 159% at December 31, 2015 compared to 302% at September 30, 2015 and 290% at December 31, 2014.

ABOUT BLUE HILLS BANCORP
Blue Hills Bancorp, Inc., with corporate headquarters in Norwood MA, had assets of $2.1 billion at December 31, 2015 and operates 11 branch offices in Brookline, Dedham, Hyde Park, Milton, Nantucket, Norwood, West Roxbury, and Westwood, Massachusetts. Blue Hills Bank is a full service, community bank with its main office in Hyde Park, Massachusetts. The Bank's three branches in Nantucket, Massachusetts operate under the name, Nantucket Bank, a division of Blue Hills Bank. The Bank provides consumer and commercial deposit and loan products to Eastern Massachusetts through a growing branch network and eCommerce channels. The Bank offers commercial business and commercial real estate loans in addition to cash management services and commercial deposit accounts. The Bank also serves consumers through a full suite of consumer banking products including checking accounts, mortgage loans, equity lines of credit and traditional savings and certificate of deposit accounts. The Bank has invested substantially in online technology including online account opening and funding, online mortgage applications, online banking, mobile banking, bill pay and mobile deposits. Blue Hills Bank has been serving area residents for over 140 years. For more information about Blue Hills Bank, visit the Blue Hills web site at www.bluehillsbank.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This press release, as well as other written communications made from time to time by the Company and its subsidiaries and oral communications made from time to time by authorized officers of the Company, may contain statements relating to the future results of the Company (including certain projections and business trends) that are considered "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the PSLRA). Such forward-looking statements may be identified by the use of such words as "believe," "expect," "anticipate," "should," "planned," "estimated," "intend" and "potential." For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA.

The Company cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: our ability to implement successfully our business strategy, which includes significant asset and liability growth; changes that could adversely affect the business in which the Company and the Bank are engaged; prevailing economic and geopolitical conditions; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; and other economic, competitive, governmental, regulatory and technological factors affecting the Company's operations, pricing, products and services. For additional information on some of the risks and important factors that could affect the Company’s future results and financial condition, see “Risk Factors” in the Company’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission. The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

Media and Investor Contact:
William Parent, 617-360-6520

Blue Hills Bancorp, Inc.
Consolidated Balance Sheets

(Unaudited, dollars in thousands)				% Change
	December 31, 2015	September 30, 2015	December 31, 2014	December 31, 2015 vs. September 30, 2015	December 31, 2015 vs. December 31, 2014
Assets
Cash and due from banks	$10,932	$9,447	$15,345	15.7%	(28.8)%
Short term investments	22,366	11,533	44,801	93.9%	(50.1)%
Total cash and cash equivalents	33,298	20,980	60,146	58.7%	(44.6)%
Securities available for sale, at fair value	231,690	231,697	416,447	—%	(44.4)%
Securities held to maturity, at amortized cost	200,141	197,632	—	1.3%	NM
Federal Home Loan Bank stock, at cost	13,567	11,702	11,702	15.9%	15.9%
Loans held for sale	12,877	21,423	14,591	(39.9)%	(11.7)%
Loans:
1-4 family residential	602,138	541,382	461,719	11.2%	30.4%
Home equity	77,633	73,494	61,508	5.6%	26.2%
Commercial real estate	559,609	497,217	385,228	12.5%	45.3%
Construction	79,386	54,283	53,258	46.2%	49.1%
Total real estate loans	1,318,766	1,166,376	961,713	13.1%	37.1%
Commercial business	182,536	163,971	151,521	11.3%	20.5%
Consumer	39,075	36,855	32,653	6.0%	19.7%
Total loans	1,540,377	1,367,202	1,145,887	12.7%	34.4%
Allowance for loan losses	(17,102)	(15,082)	(12,973)	13.4%	31.8%
Loans, net	1,523,275	1,352,120	1,132,914	12.7%	34.5%
Premises and equipment, net	20,015	19,485	18,788	2.7%	6.5%
Accrued interest receivable	5,344	5,174	4,433	3.3%	20.6%
Goodwill and core deposit intangible	11,785	12,151	13,392	(3.0)%	(12.0)%
Net deferred tax asset	10,665	8,368	6,233	27.4%	71.1%
Bank-owned life insurance	31,626	31,358	30,595	0.9%	3.4%
Other assets	20,060	22,348	18,907	(10.2)%	6.1%
Total assets	$2,114,343	$1,934,438	$1,728,148	9.3%	22.3%
Liabilities and Stockholders' Equity
NOW and demand	$288,143	$284,720	$245,117	1.2%	17.6%
Regular savings	287,344	288,597	303,834	(0.4)%	(5.4)%
Money market	368,050	341,588	280,139	7.7%	31.4%
Certificates of deposit	311,978	310,424	301,755	0.5%	3.4%
Brokered money market	41,807	33,924	23,166	23.2%	80.5%
Brokered certificates of deposit	136,527	85,705	58,705	59.3%	132.6%
Total deposits	1,433,849	1,344,958	1,212,716	6.6%	18.2%
Short-term borrowings	205,000	115,000	40,000	78.3%	412.5%
Long-term debt	55,000	45,000	35,000	22.2%	57.1%
Other liabilities	21,665	21,868	28,826	(0.9)%	(24.8)%
Total liabilities	1,715,514	1,526,826	1,316,542	12.4%	30.3%
Common stock	276	282	285	(2.1)%	(3.2)%
Additional paid-in capital	269,078	276,730	281,035	(2.8)%	(4.3)%
Unearned compensation- ESOP	(21,255)	(21,445)	(22,014)	0.9%	(3.4)%
Retained earnings	155,918	153,969	149,723	1.3%	4.1%
Accumulated other comprehensive income (loss)	(5,188)	(1,924)	2,577	169.6%	(301.3)%
Total stockholders' equity	398,829	407,612	411,606	(2.2)%	(3.1)%
Total liabilities and stockholders' equity	$2,114,343	$1,934,438	$1,728,148	9.3%	22.3%

Blue Hills Bancorp, Inc.
Consolidated Balance Sheet Trend

(Unaudited, dollars in thousands)	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014
Assets
Cash and due from banks	$10,932	$9,447	$10,162	$10,045	$15,345
Short term investments	22,366	11,533	43,240	26,966	44,801
Total cash and cash equivalents	33,298	20,980	53,402	37,011	60,146
Securities available for sale, at fair value	231,690	231,697	431,827	429,551	416,447
Securities held to maturity, at amortized cost	200,141	197,632	—	—	—
Federal Home Loan Bank stock, at cost	13,567	11,702	11,702	11,702	11,702
Loans held for sale	12,877	21,423	1,833	17,681	14,591
Loans:
1-4 family residential	602,138	541,382	510,406	463,334	461,719
Home equity	77,633	73,494	65,735	63,276	61,508
Commercial real estate	559,609	497,217	448,125	405,670	385,228
Construction	79,386	54,283	60,553	59,513	53,258
Total real estate loans	1,318,766	1,166,376	1,084,819	991,793	961,713
Commercial business	182,536	163,971	151,012	154,367	151,521
Consumer	39,075	36,855	33,995	32,845	32,653
Total loans	1,540,377	1,367,202	1,269,826	1,179,005	1,145,887
Allowance for loan losses	(17,102)	(15,082)	(13,777)	(13,238)	(12,973)
Loans, net	1,523,275	1,352,120	1,256,049	1,165,767	1,132,914
Premises and equipment, net	20,015	19,485	18,969	18,869	18,788
Accrued interest receivable	5,344	5,174	4,878	4,793	4,433
Goodwill and core deposit intangible	11,785	12,151	12,541	12,955	13,392
Net deferred tax asset	10,665	8,368	7,015	5,172	6,233
Bank-owned life insurance	31,626	31,358	31,100	30,848	30,595
Other assets	20,060	22,348	15,251	23,535	18,907
Total assets	$2,114,343	$1,934,438	$1,844,567	$1,757,884	$1,728,148
Liabilities and Stockholders' Equity
NOW and demand	$288,143	$284,720	$268,126	$256,746	$245,117
Regular savings	287,344	288,597	291,628	301,932	303,834
Money market	368,050	341,588	296,539	269,164	280,139
Certificates of deposit	311,978	310,424	310,365	310,672	301,755
Brokered money market	41,807	33,924	23,759	23,991	23,166
Brokered certificates of deposit	136,527	85,705	83,705	58,705	58,705
Total deposits	1,433,849	1,344,958	1,274,122	1,221,210	1,212,716
Short-term borrowings	205,000	115,000	95,000	70,000	40,000
Long-term debt	55,000	45,000	35,000	35,000	35,000
Other liabilities	21,665	21,868	26,704	16,730	28,826
Total liabilities	1,715,514	1,526,826	1,430,826	1,342,940	1,316,542
Common stock	276	282	285	285	285
Additional paid-in capital	269,078	276,730	281,164	281,094	281,035
Unearned compensation- ESOP	(21,255)	(21,445)	(21,635)	(21,825)	(22,014)
Retained earnings	155,918	153,969	152,728	151,029	149,723
Accumulated other comprehensive income (loss)	(5,188)	(1,924)	1,199	4,361	2,577
Total stockholders' equity	398,829	407,612	413,741	414,944	411,606
Total liabilities and stockholders' equity	$2,114,343	$1,934,438	$1,844,567	$1,757,884	$1,728,148

Blue Hills Bancorp, Inc.
Consolidated Statement of Net Income-Quarters

(Unaudited, dollars in thousands, except share data)	Quarters Ended			% Change
	December 31, 2015	September 30, 2015	December 31, 2014	December 31, 2015 vs. September 30, 2015	December 31, 2015 vs. December 31, 2014
Interest and fees on loans	$12,647	$11,509	$10,207	9.9%	23.9%
Interest on securities	2,228	2,227	2,027	—%	9.9%
Dividends	2,183	1,673	2,221	30.5%	(1.7)%
Other	13	9	30	44.4%	(56.7)%
Total interest and dividend income	17,071	15,418	14,485	10.7%	17.9%
Interest on deposits	2,093	1,926	1,675	8.7%	25.0%
Interest on borrowings	406	287	243	41.5%	67.1%
Total interest expense	2,499	2,213	1,918	12.9%	30.3%
Net interest and dividend income	14,572	13,205	12,567	10.4%	16.0%
Provision for loan losses	1,949	1,318	270	47.9%	621.9%
Net interest and dividend income, after provision for loan losses	12,623	11,887	12,297	6.2%	2.7%
Deposit account fees	327	319	342	2.5%	(4.4)%
Interchange and ATM fees	378	430	351	(12.1)%	7.7%
Mortgage banking	46	52	300	(11.5)%	(84.7)%
Loan level derivative fee income	833	513	157	62.4%	430.6%
Realized securities gains and impairment losses, net	145	238	434	(39.1)%	(66.6)%
Bank-owned life insurance income	268	258	261	3.9%	2.7%
Bank-owned life insurance death benefit gains	—	—	182	NM	NM
Miscellaneous	327	(116)	267	NM	22.5%
Total noninterest income	2,324	1,694	2,294	37.2%	1.3%
Salaries and employee benefits	5,849	5,591	5,543	4.6%	5.5%
Occupancy and equipment	1,688	1,617	1,256	4.4%	34.4%
Data processing	909	939	878	(3.2)%	3.5%
Professional fees	780	610	575	27.9%	35.7%
Advertising	776	620	653	25.2%	18.8%
FDIC deposit insurance	192	262	532	(26.7)%	(63.9)%
Directors' fees	315	112	30	181.3%	950.0%
Amortization of core deposit intangible	366	390	461	(6.2)%	(20.6)%
Other general and administrative	1,073	707	814	51.8%	31.8%
Total noninterest expense	11,948	10,848	10,742	10.1%	11.2%
Income before income taxes	2,999	2,733	3,849	9.7%	(22.1)%
Provision for income taxes	587	923	1,104	(36.4)%	(46.8)%
Net income	$2,412	$1,810	$2,745	33.3%	(12.1)%

Earnings per common share:
Basic	$0.09	$0.07	$0.10
Diluted	$0.09	$0.07	$0.10
Weighted average shares outstanding:
Basic	25,500,755	26,183,381	26,243,957
Diluted	25,554,961	26,183,381	26,243,957

Blue Hills Bancorp, Inc.
Consolidated Statements of Operations-Year to Date

(Unaudited, dollars in thousands, except share data)	Year to Date
	December 31, 2015	December 31, 2014	% Change
Interest and fees on loans	$45,342	$37,382	21.3%
Interest on securities	8,828	7,859	12.3%
Dividends	4,068	3,894	4.5%
Other	63	140	(55.0)%
Total interest and dividend income	58,301	49,275	18.3%
Interest on deposits	7,527	5,750	30.9%
Interest on borrowings	1,217	1,148	6.0%
Total interest expense	8,744	6,898	26.8%
Net interest and dividend income	49,557	42,377	16.9%
Provision for loan losses	4,090	3,381	21.0%
Net interest and dividend income, after provision for loan losses	45,467	38,996	16.6%
Deposit account fees	1,314	1,313	0.1%
Interchange and ATM fees	1,511	1,397	8.2%
Mortgage banking	282	784	(64.0)%
Loan level derivative fee income	2,120	660	221.2%
Realized securities gains and impairment losses, net	1,968	2,515	(21.7)%
Gains on trading assets, net	—	25	(100.0)%
Bank-owned life insurance income	1,031	1,006	2.5%
Bank-owned life insurance death benefit gains	—	182	(100.0)%
Pension curtailment gain	—	1,304	(100.0)%
Miscellaneous	453	421	7.6%
Total noninterest income	8,679	9,607	(9.7)%
Salaries and employee benefits	22,570	21,308	5.9%
Occupancy and equipment	6,267	5,305	18.1%
Data processing	3,510	2,989	17.4%
Professional fees	2,689	3,551	(24.3)%
Advertising	2,458	2,427	1.3%
FDIC deposit insurance	999	1,266	(21.1)%
Directors' fees	644	486	32.5%
Amortization of core deposit intangible	1,607	1,808	(11.1)%
Charitable Foundation contribution	—	7,000	(100.0)%
Other general and administrative	3,338	3,268	2.1%
Total noninterest expense	44,082	49,408	(10.8)%
Income (loss) before income taxes	10,064	(805)	NM
Provision (benefit) for income taxes	2,837	(622)	NM
Net income (loss)	$7,227	$(183)	NM

Earnings per common share:
Basic	$0.28	n/a
Diluted	$0.28	n/a
Weighted average shares outstanding:
Basic	26,064,947	n/a
Diluted	26,069,589	n/a

Blue Hills Bancorp Inc.
Consolidated Statements of Net Income - Trend
	Quarters Ended
(Unaudited, dollars in thousands, except share data)	December 31,	September 30,	June 30,	March 31,	December 31,
	2015	2015	2015	2015	2014
Interest and fees on loans	$12,647	$11,509	$10,759	$10,427	$10,207
Interest on securities	2,228	2,227	2,237	2,136	2,027
Dividends	2,183	1,673	112	100	2,221
Other	13	9	22	19	30
Total interest and dividend income	17,071	15,418	13,130	12,682	14,485
Interest on deposits	2,093	1,926	1,745	1,763	1,675
Interest on borrowings	406	287	270	254	243
Total interest expense	2,499	2,213	2,015	2,017	1,918
Net interest and dividend income	14,572	13,205	11,115	10,665	12,567
Provision for loan losses	1,949	1,318	544	279	270
Net interest and dividend income, after provision for loan losses	12,623	11,887	10,571	10,386	12,297
Deposit account fees	327	319	335	333	342
Interchange and ATM fees	378	430	377	326	351
Mortgage banking	46	52	83	101	300
Loan level derivative fee income	833	513	770	4	157
Realized securities gains and impairment losses, net	145	238	267	1,318	434
Bank-owned life insurance income	268	258	252	253	261
Bank-owned life insurance death benefit gains	—	—	—	—	182
Miscellaneous	327	(116)	393	(151)	267
Total noninterest income	2,324	1,694	2,477	2,184	2,294
Salaries and employee benefits	5,849	5,591	5,641	5,489	5,543
Occupancy and equipment	1,688	1,617	1,464	1,498	1,256
Data processing	909	939	843	819	878
Professional fees	780	610	667	632	575
Advertising	776	620	562	500	653
FDIC deposit insurance	192	262	253	292	532
Directors' fees	315	112	93	124	30
Amortization of core deposit intangible	366	390	414	437	461
Other general and administrative	1,073	707	723	835	814
Total noninterest expense	11,948	10,848	10,660	10,626	10,742
Income before income taxes	2,999	2,733	2,388	1,944	3,849
Provision for income taxes	587	923	689	638	1,104
Net income	$2,412	$1,810	$1,699	$1,306	$2,745

Earnings per common share:
Basic	$0.09	$0.07	$0.06	$0.05	$0.10
Diluted	$0.09	$0.07	$0.06	$0.05	$0.10
Weighted average shares outstanding:
Basic	25,500,755	26,183,381	26,293,560	26,274,738	26,243,957
Diluted	25,554,961	26,183,381	26,293,560	26,274,738	26,243,957

Blue Hills Bancorp Inc.
Average Balances/Yields
(Unaudited, dollars in thousands)	Quarters Ended
	December 31, 2015			September 30, 2015			December 31, 2014
	Average balance	Interest	Yield/Cost	Average balance	Interest	Yield/Cost	Average balance	Interest	Yield/Cost
Interest-earning assets
Total loans (1)	$1,449,494	$12,700	3.48%	$1,316,514	$11,562	3.48%	$1,148,744	$10,250	3.54%
Securities (1)	427,752	4,347	4.03	429,667	3,838	3.54	416,867	4,251	4.05
Other interest earning assets and FHLB stock	33,222	111	1.33	34,061	106	1.23	59,028	73	0.49
Total interest-earning assets	1,910,468	17,158	3.56%	1,780,242	15,506	3.46%	1,624,639	14,574	3.56%
Non-interest-earning assets	91,732			89,085			92,241
Total assets	$2,002,200			$1,869,327			$1,716,880

Interest-bearing liabilities
NOW	$134,162	$19	0.06%	$128,298	$15	0.05%	$136,210	$31	0.09%
Regular savings	287,003	264	0.36	289,236	269	0.37	310,591	342	0.44
Money market	397,998	729	0.73	348,658	606	0.69	279,622	469	0.67
Certificates of deposit	396,552	1,081	1.08	392,170	1,036	1.05	356,255	833	0.93
Total interest-bearing deposits	1,215,715	2,093	0.68	1,158,362	1,926	0.66	1,082,678	1,675	0.61
Borrowings	207,446	406	0.78	135,554	287	0.84	83,054	243	1.16
Total interest-bearing liabilities	1,423,161	2,499	0.70%	1,293,916	2,213	0.68%	1,165,732	1,918	0.65%
Non-interest-bearing deposits	154,872			142,328			122,263
Other non-interest-bearing liabilities	21,878			20,368			16,876
Total liabilities	1,599,911			1,456,612			1,304,871
Stockholders' equity	402,289			412,715			412,009
Total liabilities and stockholders' equity	$2,002,200			$1,869,327			$1,716,880

Net interest and dividend income (FTE)		14,659			13,293			12,656
Less: FTE adjustment		(87)			(88)			(89)
Net interest and dividend income (GAAP)		$14,572			$13,205			$12,567

Net interest rate spread (FTE)			2.86%			2.78%			2.91%
Net interest margin (FTE)			3.04%			2.96%			3.09%
Total deposit cost			0.61%			0.59%			0.55%

(1) Beginning in the second quarter of 2015, interest income on tax-exempt securities and loans was adjusted to a fully taxable-equivalent (FTE) basis using a federal tax rate of 34%. Prior periods have been restated to reflect this change.

Blue Hills Bancorp Inc.
Average Balances/Yields
(Unaudited, dollars in thousands)	Year to Date
	December 31, 2015			December 31, 2014
	Average balance	Interest	Yield/ Cost	Average balance	Interest	Yield/ Cost
Interest-earning assets
Total loans (1)	$1,292,909	$45,544	3.52%	$1,022,128	$37,590	3.68%
Securities (1)	427,237	12,738	2.98	424,190	11,777	2.78
Other interest earning assets and FHLB stock	40,115	360	0.90	78,260	304	0.39
Total interest-earning assets	1,760,261	58,642	3.33%	1,524,578	49,671	3.26%
Non-interest-earning assets	92,634			87,137
Total assets	$1,852,895			$1,611,715

Interest-bearing liabilities
NOW	$127,183	$62	0.05%	$124,372	$103	0.08%
Regular savings	294,004	1,144	0.39	335,631	1,372	0.41
Money market	335,791	2,314	0.69	210,110	1,199	0.57
Certificates of deposit	378,494	4,007	1.06	354,529	3,076	0.87
Total interest-bearing deposits	1,135,472	7,527	0.66	1,024,642	5,750	0.56
Borrowings	146,720	1,217	0.83	149,841	1,148	0.77
Total interest-bearing liabilities	1,282,192	8,744	0.68%	1,174,483	6,898	0.59%
Non-interest-bearing deposits	138,438			112,260
Other non-interest-bearing liabilities	20,993			44,354
Total liabilities	1,441,623			1,331,097
Stockholders' equity	411,272			280,618
Total liabilities and stockholders' equity	$1,852,895			$1,611,715

Net interest and dividend income (FTE)		49,898			42,773
Less: FTE adjustment		(341)			(396)
Net interest and dividend income (GAAP)		$49,557			$42,377

Net interest rate spread (FTE)			2.65%			2.67%
Net interest margin (FTE)			2.83%			2.81%
Total deposit cost			0.59%			0.51%

(1) Beginning in the second quarter of 2015, interest income on tax-exempt securities and loans was adjusted to a fully taxable-equivalent (FTE) basis using a federal tax rate of 34%. Prior periods have been restated to reflect this change.

Blue Hills Bancorp, Inc.
Average Balances - Trend
(Unaudited, dollars in thousands)		Quarters Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2015	2015	2015	2015	2014
Interest-earning assets
Total loans	$1,449,494	$1,316,514	$1,223,681	$1,178,716	$1,148,744
Securities	427,752	429,667	429,348	422,092	416,867
Other interest earning assets and FHLB stock	33,222	34,061	42,832	50,603	59,028
Total interest-earning assets	1,910,468	1,780,242	1,695,861	1,651,411	1,624,639
Non-interest-earning assets	91,732	89,085	92,390	97,427	92,241
Total assets	$2,002,200	$1,869,327	$1,788,251	$1,748,838	$1,716,880

Interest-bearing liabilities
NOW	$134,162	$128,298	$123,904	$122,226	$136,210
Regular savings	287,003	289,236	298,850	301,135	310,591
Money market	397,998	348,658	297,903	297,359	279,622
Certificates of deposit	396,552	392,170	371,150	353,480	356,255
Total interest-bearing deposits	1,215,715	1,158,362	1,091,807	1,074,200	1,082,678
Borrowings	207,446	135,554	134,362	108,556	83,054
Total interest-bearing liabilities	1,423,161	1,293,916	1,226,169	1,182,756	1,165,732
Non-interest-bearing deposits	154,872	142,328	130,276	125,915	122,263
Other non-interest-bearing liabilities	21,878	20,368	16,091	25,681	16,876
Total liabilities	1,599,911	1,456,612	1,372,536	1,334,352	1,304,871
Stockholders' equity	402,289	412,715	415,715	414,486	412,009
Total liabilities and stockholders' equity	$2,002,200	$1,869,327	$1,788,251	$1,748,838	$1,716,880

Blue Hills Bancorp, Inc.
Yield Trend
(Unaudited, dollars in thousands)	Quarters Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2015	2015	2015	2015	2014
Interest-earning assets
Total loans (1)	3.48%	3.48%	3.54%	3.60%	3.54%
Securities (1)	4.03%	3.54%	2.18%	2.13%	4.05%
Other interest earning assets and FHLB stock	1.33%	1.23%	0.68%	0.56%	0.49%
Total interest-earning assets	3.56%	3.46%	3.13%	3.13%	3.56%

Interest-bearing liabilities
NOW	0.06%	0.05%	0.05%	0.05%	0.09%
Regular savings	0.36%	0.37%	0.39%	0.43%	0.44%
Money market	0.73%	0.69%	0.63%	0.69%	0.67%
Certificates of deposit	1.08%	1.05%	1.05%	1.06%	0.93%
Total interest-bearing deposits	0.68%	0.66%	0.64%	0.67%	0.61%
Borrowings	0.78%	0.84%	0.81%	0.95%	1.16%
Total interest-bearing liabilities	0.70%	0.68%	0.66%	0.69%	0.65%

Net interest rate spread (FTE)	2.86%	2.78%	2.47%	2.44%	2.91%
Net interest margin (FTE)	3.04%	2.96%	2.65%	2.64%	3.09%
Total deposit cost	0.61%	0.59%	0.57%	0.60%	0.55%
(1) Beginning in the second quarter of 2015, interest income on tax-exempt securities and loans was adjusted to a fully taxable-equivalent (FTE) basis using a federal tax rate of 34%. Prior periods have been restated to reflect this change.

Blue Hills Bancorp Inc.
Reconciliation of GAAP to Non-GAAP Net Income (Loss)
	Year to Date
(Unaudited, dollars in thousands)	December 31, 2015	December 31, 2014

Net income (loss)- GAAP basis	$7,227	$(183)
Noninterest income adjustments:
Less Bank-owned life insurance death benefit gains		(182)
Less pension curtailment gain	—	(1,304)
Noninterest expense adjustments:
Add Nantucket Bank acquisition expenses	—	950
Add expenses related to mutual to stock conversion	—	869
Add Charitable Foundation contribution	—	7,000
Income tax effects of adjustments	—	(2,555)
Net income Non-GAAP basis	$7,227	$4,595

Blue Hills Bancorp Inc.
Reconciliation of GAAP to Non-GAAP Net Income
Quarter Ended
(Unaudited, dollars in thousands)	December 31, 2014

Net income - GAAP basis	$2,745
Noninterest income adjustment:
Less Bank-owned life insurance death benefit gains	(182)
Income tax effect of adjustment	—
Net income Non-GAAP basis	$2,563

The Company’s management believes that the presentation of net income on a non-GAAP basis excluding nonrecurring items provides useful information for evaluating the Company’s operating results and any related trends that may be affecting the Company’s business. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP.

Blue Hills Bancorp, Inc.
Selected Financial Highlights
(Unaudited, dollars in thousands, except share data)	Quarters Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2015	2015	2015	2015	2014
Performance Ratios (annualized)
Basic and diluted EPS
GAAP	$0.09	$0.07	$0.06	$0.05	$0.10
Non-GAAP(1)					$0.10
Return on average assets (ROAA):
GAAP	0.48%	0.38%	0.38%	0.30%	0.63%
Non-GAAP(1)					0.59%
Return on average equity (ROAE):
GAAP	2.38%	1.74%	1.64%	1.28%	2.64%
Non-GAAP(1)					2.47%
Return on average tangible common equity (ROATCE):
GAAP	2.45%	1.79%	1.70%	1.32%	2.73%
Non-GAAP(1)					2.55%
Efficiency Ratio:
GAAP	70%	73%	78%	83%	72%
Non-GAAP(1)					73%

	Year to Date
	December 31, 2015	December 31, 2014
Performance Ratios
Basic and diluted EPS
GAAP	$0.28	n/a
Non-GAAP(1)	$0.28	n/a
Return (loss) on average assets (ROAA):
GAAP	0.39%	(0.01)%
Non-GAAP(1)	0.39%	0.29%
Return (loss) on average equity (ROAE):
GAAP	1.76%	(0.07)%
Non-GAAP(1)	1.76%	1.64%
Return (loss) on average tangible common equity (ROATCE):
GAAP	1.81%	(0.07)%
Non-GAAP(1)	1.81%	1.78%
Efficiency Ratio:
GAAP	76%	95%
Non-GAAP(1)	76%	80%

(1) See page 15 for a reconciliation of Non-GAAP financial measures.

Blue Hills Bancorp, Inc.
Selected Financial Highlights
(Unaudited, dollars in thousands, except share data)	At or for the Quarters Ended			At or for the Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2015	2015	2014	2015	2014
Asset Quality
Nonperforming Assets	$10,744	$4,999	$4,481	$10,744	$4,481
Nonperforming Assets/Total Assets	0.51%	0.26%	0.26%	0.51%	0.26%
Allowance for Loan Losses/Total Loans	1.11%	1.10%	1.13%	1.11%	1.13%
Annualized Net Charge-offs (Recoveries)	$(71)	$13	$19	$40	$79
Annualized Net Charge-offs (Recoveries)/Average Loans	(0.02)%	—%	—%	—%	0.01%
Allowance for Loan Losses/ Nonperforming Loans	159%	302%	290%	159%	290%

Capital/Other
Common shares outstanding	28,492,732	28,150,313	28,466,813
Book value per share	$14.00	$14.48	14.46
Tangible book value per share	$13.58	$14.05	13.99
Tangible Common Equity/Tangible Assets	18.41%	20.57%	23.22%
Full-time Equivalent Employees	209	204	202